EXHIBIT 99.1

                      IA GLOBAL COMPLETES PRIVATE PLACEMENT
                           OF $2 MILLION TO PBAA FUND


Burlingame CA. July 7, 2003 / PR Newswire

IA Global Inc. (Amex: IAO) announced today that The PBAA Fund Ltd., the company's majority shareholder, had invested an additional $2.0 million into the company. The company believes that the proceeds of this financing provides the company with sufficient cash on hand to fund its operations through at least the second quarter of its 2004 fiscal year, excluding any revenues to be generated from iAccele Co., Ltd., its 76.9% owned subsidiary company, which provides an Internet data transmission acceleration service, primarily in Japan. In addition it will enable us to carry out further restructuring of our current operation and accelerate execution of strategic business plans.

Under the financing terms, the company issued approximately 13.33 million shares of common stock to PBAA Fund at a purchase per share price equal to $0.15, representing an approximate 25% discount to the trailing five-day average closing price of the company's common stock ending June 15, 2003, the date PBAA Fund made its investment commitment. As PBAA Fund's purchase price per share was at a discount to market, the company's shareholders will be asked to ratify and approve this transaction, as required by the applicable rules of the American Stock Exchange at the company's forthcoming 2003 annual meeting of shareholders.

The company's CEO, Alan Margerison, said, "We are pleased to complete this financing, which strengthens both our cash and shareholders' equity position as we move forward with our strategic initiatives. The plans we have put in place for the 2003 business year are starting to show results. The backing we have received through this capital injection from our majority shareholder increases our cash reserves and gives us the ability to push further forward with our plans."

The company also announced that in a contemporaneous transaction approximately $1.16 million of outstanding convertible debt had been exchanged for series B preferred stock at the predetermined conversion price. Approximately $830,000 of convertible debt remains outstanding which, if it had been converted as at June 30, 2003, would have resulted in the issuance of approximately 4.26 million shares of common stock.

"This debt conversion, together with PBAA Fund's additional equity investment, significantly strengthens the financial position of the company. It is a very positive step." said Satoru Hirai, IA Global's Chief Financial Officer.



About IA Global Inc.

On Feb. 10th 2003, IA Global, Inc. has acquired iAccele, Co. Ltd as an initial step to shifting the revenue model from broadband entertainment channels and revenues derived from advertising, to a renewed focus on developing media technology products and services and on licensing revenues. The corporate foundation as an Internet broadcaster of special interest, continuously streaming broadband entertainment channels, it is further seeking to Develop, Acquire or License such media technology products, Contents and services from other parties.

         For further information, contact:

         Satoru Hirai
         COO/CFO
         IA Global Inc.
         533 Airport Boulevard, Suite 400,
         Burlingame, CA 94010 USA
         Phone:      650-685-2403
         Fax:        650-685-2404

         Email:      support@iaglobalinc.com
         WebSite:    www.iaglobalinc.com

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS IN THIS PRESS RELEASE REGARDING IA GLOBAL INC.'S BUSINESS, WHICH ARE NOT HISTORICAL FACTS, ARE "FORWARD-LOOKING STATEMENTS" THAT INVOLVE RISKS AND UNCERTAINTIES. FOR A DISCUSSION OF SUCH RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS, SEE "RISK FACTORS" IN THE COMPANY'S PROSPECTUS. INVESTORS AND
PROSPECTIVE INVESTORS SHOULD READ THIS PRESS RELEASE IN CONJUNCTION WITH THE COMPANY'S REPORTS ON FORM 10-K AND FORMS 10-Q AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.